UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction)	(Commission file number)	(IRS ID No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

On November 26, 2011, Bruce Harmon agreed to terms to become the Chief Financial Officer of Registrant:

Presently, through his own consulting firm, Lakeport Business Services, he provides financial and business services serving as CFO and Director for eLayaway, Global Hospitality Acquisition Group, Rhamnolipid, Inc. and TriplePalm. Coordinated reverse merger of ELAY into a public shell in 2010.

In 2008 – 2011, Bruce served as Interim CFO and Director of Winwheel Bullion (WWBU.OB).

In 2004 - 2008, Bruce, as the CFO of Avante Holding Group, served as Interim CFO, Director of SEC Reporting, and Board Director for 3 small public companies; Alternative Construction Technologies (ACCY.OB), Accelerated Building Concepts (ABCC.OB), and Organa Technologies Group (OGNT.PK). Bruce was a founder of ACCY, a “green” manufacturer of structural insulated panels for the construction of commercial and residential structures. Customers included the State of Florida and Home Depot.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ Christian Wicks
Christian Wicks, Interim President
Dated: November 30, 2011